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Exhibit 99.1

EXACT SCIENCES FILES SHELF REGISTRATION

MARLBOROUGH, Mass.—(Sept. 11, 2003)—EXACT Sciences Corporation (NASDAQ: EXAS) announced the filing today of a shelf registration statement on Form S-3 with the Securities and Exchange Commission providing for the offer, from time to time, of common stock and debt securities, up to an aggregate of $100 million. Once declared effective by the SEC, the shelf registration statement would enable the company to raise funds from the offering of any individual security covered by the shelf registration statement as well as any combination thereof, subject to market conditions and the company's capital needs.

"Since our IPO in January of 2001, Exact Sciences has set aggressive goals for itself and met or exceeded these goals while preserving maximum flexibility to operate in a very dynamic and competitive industry. With an effective shelf registration in place, we believe we will be maximizing our financial flexibility over the next two years as we exploit all opportunities enabled by our PreGen™ technologies," stated John A. McCarthy, Jr., Exact Sciences' COO and CFO. "Since the signing of the Labcorp agreement last summer, we have consistently stated that we believe we have sufficient resources at our disposal to fund our operations for the foreseeable future. Our position has not changed; however, we feel it is only prudent to put in place the most efficient mechanism to access the capital markets over the next several years, if appropriate."

A registration statement relating to the securities listed in the shelf registration has been flied with the SEC but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell, nor the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities law of any state.

About EXACT Sciences Corporation

EXACT Sciences Corporation is a pioneer in applying genomics to solve large clinical needs. Its DNA-based assay, PreGen-Plus™, is intended for the early detection of colorectal cancer in the average-risk population. The Company also has developed PreGen-26™, intended to detect colorectal cancer in a high-risk group of patients. Colorectal cancer, which is the most deadly cancer among non-smokers, is curable if detected at an early stage. Despite the availability of colorectal cancer screening and diagnostic tests for more than 20 years, however, the rate of early detection of colorectal cancer remains low, and deaths from colorectal cancer remain high. EXACT Sciences believes its genomics-based technologies will enable early detection of colorectal cancer so that more people can be effectively treated. Founded in 1995, EXACT Sciences is based in Marlborough, Mass. Detailed information on EXACT Sciences and PreGen-Plus can be found on the World Wide Web at www.exactsciences.com and www.pregenplus.com.

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, EXACT Sciences' expectations concerning its future revenues and expenses, its business outlook and its business momentum. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond EXACT Sciences' control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. EXACT Sciences undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by EXACT Sciences, see the disclosure contained in EXACT Sciences' public filings with the Securities and Exchange Commission including, without limitation, its most recent Annual Report on Form 10-K and subsequent Forms 10-Q.

Contact:

  Media:
  Fleishman-Hillard
  Peggy Kochenbach or Kate Jennings, 617/267-8223
   kochenbp@fleishman.com
  jenningk@fleishman.com
  or
  Investor Relations and Corporate Communications:
  EXACT Sciences
  Amy Hedison, 508/683-1252
   ahedison@exactsciences.com

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EXACT SCIENCES FILES SHELF REGISTRATION